UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 27, 2011 (April 27, 2011)

Brown Shoe Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)
8300 Maryland Avenue St. Louis, Missouri 63105 (Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 854-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Offering of Senior Notes Due 2019

On April 27, 2011, Brown Shoe Company, Inc. (the “Company”) issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing its intention to offer $150 million in aggregate principal amount of senior notes due 2019 (the “Notes”) in a private placement, subject to market and other conditions. The Notes will be guaranteed on a senior unsecured basis by each of its subsidiaries that is an obligor or guarantor under the Company’s existing revolving credit facility.

The net proceeds of the offering are expected to be used, together with cash on hand and borrowings under the Company’s revolving credit facility, to fund the repurchase, repayment or other discharge of all of the Company’s 8¾% notes due 2012, of which approximately $150 million principal amount are currently outstanding and for which the Company is conducting a tender offer to purchase any and all of the outstanding amount.

The information contained in this Item 8.01 is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes to be offered will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Tender Offer for 8¾% Notes due 2012

On April 27, 2011, the Company also issued a press release, attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing a tender offer and consent solicitation for the Company’s $150 million aggregate principal amount of 8¾% notes due 2012.  The offer, which commenced on April 27, 2011, will expire on May 25, 2011 unless it is extended or earlier terminated by the Company.  The tender offer contemplates an early settlement option, so that holders who validly tender their notes prior to the expiration of the consent solicitation on May 10, 2011, if notes are accepted for purchase at that time, could receive payment as early as May 11, 2011.  The tender offer is subject to a number of conditions set forth in the offer to purchase.

(d)              Exhibits.

 See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.

Date: April 27, 2011	/s/ Mark E. Hood

Mark E. Hood

Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 27, 2011 announcing the Company’s offering of senior notes due 2019.
99.2	Press Release, dated April 27, 2011 announcing the Company’s tender offer and consent solicitation.